Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation or organization)
48-1090909
(I.R.S. Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California 92108
(Address of Principal Executive Offices) (Zip Code)

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ENCORE CAPITAL GROUP, INC. 2017 INCENTIVE AWARD PLAN
(Full title of the plan)

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Gregory L. Call
Senior Vice President, General Counsel and Corporate Secretary
ENCORE CAPITAL GROUP, INC.
3111 Camino Del Rio North, Suite 103
San Diego, California 92108
(877) 445-4581
(Name, address and telephone number, including area code, of agent for service)

__________________________________________________________________________________
With a Copy to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 891-7421

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	8,489,940	$38.78	$329,239,873	$38,159

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the Encore Capital Group, Inc. 2017 Incentive Award Plan to reflect stock splits, stock dividends, mergers and other capital changes.

(2)
Based on the average of the high and low trading prices on the Nasdaq Global Select Market on June 15, 2017, a date within five business days prior to the date of filing of this registration statement.

(3)	Because the exercise price of the equity awards issuable under the plan is not currently known, the registration fee is calculated pursuant to Rules 457(c) and 457(h).

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:    Incorporation of Documents by Reference.
The following documents, which have been previously filed by Encore Capital Group, Inc. (the “Registrant”) with the Commission, are hereby incorporated by reference in this Registration Statement:
(1)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 23, 2017, and the portions of Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 27, 2017 incorporated by reference into such Annual Report.
(2)    The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the Commission on May 4, 2017.
(3)    The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2017, February 28, 2017, March 3, 2017, May 4, 2017 (only one Current Report on Form 8-K filed on such date) and June 20, 2017.
(4)    The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-26489) filed with the Commission on June 24, 1999.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
Under no circumstances will any information furnished by the Registrant (including, but not limited to, information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350) be deemed incorporated by reference in this Registration Statement unless the Registrant expressly provides to the contrary.
Item 4:    Description of Securities.
The Registrant’s common stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.
Item 5:    Interests of Named Experts and Counsel.
None.
Item 6:    Indemnification of Directors and Officers.
The Registrant’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Restated Certificate of Incorporation provides that the Registrant will to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”) against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, the Registrant will indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by the Registrant’s board of directors.
The right to indemnification set forth above includes the right to require the Registrant to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under the Delaware General Corporate Law or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the Indemnitee’s heirs, executors and administrators.
The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
In addition, the Registrant has entered into and/or may enter into agreements to indemnify certain of the Registrant’s directors and officers to the fullest extent allowed by law, subject to certain exceptions. To the extent that the Registrant’s board or stockholders may in the future wish to limit or repeal the Registrant’s ability to provide indemnification to the Registrant’s officers and directors, such repeal or limitation may not be effective as to directors or officers who are parties to any indemnification agreements because their rights to full protection would be contractually assured by such agreements.
Item 8:    Exhibits.
A list of exhibits is set forth on the Exhibit Index.
Item 9:    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on June 21, 2017.

ENCORE CAPITAL GROUP, INC.

By:	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashish Masih and Jonathan C. Clark and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ashish Masih	President, Chief Executive Officer and Director	June 21, 2017
Ashish Masih	(Principal Executive Officer)

/s/ Jonathan C. Clark	Executive Vice President, Chief Financial Officer and	June 21, 2017
Jonathan C. Clark	Treasurer (Principal Accounting and Financial Officer)

/s/ Ashwini Gupta	Director	June 21, 2017
Ashwini Gupta

/s/ Wendy Hannam	Director	June 21, 2017
Wendy Hannam

/s/ Willem Mesdag	Director	June 21, 2017
Willem Mesdag

/s/ Michael P. Monaco	Director	June 21, 2017
Michael P. Monaco

/s/ Laura Olle	Director	June 21, 2017
Laura Olle

/s/ Francis E. Quinlan	Director	June 21, 2017
Francis E. Quinlan

/s/ Norman R. Sorensen	Director	June 21, 2017
Norman R. Sorensen

Director
Richard J. Srednicki

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Encore Capital Group, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on June 14, 1999).

4.2	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 4, 2002).

4.3	Bylaws, as amended through February 8, 2011 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed on February 14, 2011).

4.4	Encore Capital Group, Inc. 2017 Incentive Award Plan. (incorporated by reference to Exhibit 10.3 of the Form 8-K filed on June 20, 2017)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement).